                                                                     Exhibit 1.1

                              CAIS INTERNET, INC.

                       6,000,000 Shares of Common Stock

                          (par value $.01 per share)

                            UNDERWRITING AGREEMENT

                                                              New York, New York

                                                                 April ___, 1999

Bear, Stearns & Co. Inc.
Volpe Brown Whelan & Company, LLC
First Union Capital Markets Corp.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters
Wit Capital Corporation
As e-Manager
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

          CAIS Internet, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,000,000 shares (the "Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 900,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares".
The Shares are more fully described in the Registration Statement referred to below.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement and amendments thereto on Form S-1 (No. 333-72769), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

          (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) The Company has no subsidiaries other than CAIS, Inc., a Virginia corporation (the "Subsidiary"), which is a wholly-owned subsidiary of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, other than the Subsidiary. All the outstanding shares of capital stock of the Subsidiary are duly authorized and validly issued and are fully paid and nonassessable, are owned solely by the Company and are free and clear of any security interest, pledge, claim (legal or equitable), lien, charge, mortgage, encumbrance or other restriction (each a "Lien") and of shareholders' agreements voting trusts or defects of title.

          (d) Arthur Andersen LLP, the accountants who audited the consolidated financial statements of the Company and the Subsidiary (as defined below) which are a part of the Registration Statement, the preliminary prospectus and the Prospectus, are, with respect to the Company and the Subsidiary, independent public accountants as required by the Act and the Regulations.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, assets, prospects, stockholders' equity, operations, condition (financial or other), or results of operations of the Company and the Subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business; and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any liability or obligation, direct or contingent, which is material to the Company and the Subsidiary taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (f) The Company and the Subsidiary have been duly organized and are validly existing as corporations in good standing under the laws of their jurisdictions of incorporation, with full power and authority to own, lease and operate their respective properties and engage in the business in which they are engaged or propose to engage in as described in the Registration Statement, the preliminary prospectus and the Prospectus. Each of the Company and the Subsidiary is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, operations, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations (a "Material Adverse Effect") on the Company and the Subsidiary taken as a whole.

          (g) The Company has the authorized capital stock as set forth under the caption "Capitalization" in the Registration Statement, the preliminary prospectus and the Prospectus; the Common Stock, the Firm Shares, the Additional Shares and all other shares of capital stock of the Company conform to the descriptions thereof contained in the Registration Statement, the preliminary prospectus and the Prospectus; the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, free and clear of all Liens; the Shares to be issued and sold to the Underwriters hereunder shall conform to the description thereof and the statements in relation thereto contained in the Registration Statement, the preliminary prospectus and the Prospectus and will have been duly authorized for issuance and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and good title to the Shares will be transferred to the Underwriters free and clear of any Liens; the Shares will not have been issued in violation of or subject to any preemptive or other rights to subscribe thereto; and the certificates representing the Shares will be in valid and sufficient form. Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or the Subsidiary or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or the Subsidiary or to any such convertible or exchangeable securities or instruments or to any such rights, warrants or options. No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (h) Except as otherwise set forth in the Registration Statement, the preliminary prospectus and the Prospectus, there is (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the best knowledge of the Company, threatened or contemplated, as to which the Company or the Subsidiary will be, a party or as to which the business, assets or property of the Company or the Subsidiary is or will be, subject,
     (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (iii) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or the Subsidiary is or will be subject or affecting the business, assets or property of the Company or the Subsidiary, that could (in the case of clauses (i), (ii) and (iii)), individually or in the aggregate, result in a Material Adverse Effect on the Company and the Subsidiary taken as a whole, be required to be disclosed in the Registration Statement, the preliminary prospectus or the Prospectus or be otherwise material in the context of the sale of the Shares. There are no legal or administrative proceedings, statutes, contracts or documents concerning the Company or the Subsidiary of a character that would be required to be described in or filed as an exhibit to a registration statement on Form S-1 under the Securities Act that is not described or filed, as required, in the Registration Statement, the preliminary prospectus and the Prospectus.

          (i) The consolidated financial statements of the Company and the Subsidiary, and of a predecessor company, Capital Area Internet Service, Inc., together with the related notes thereto, which are a part of the Registration Statement, the preliminary prospectus and the Prospectus, present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and changes in cash flows of the Company and the Subsidiary and Capital Area Internet Service, Inc. as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply in form with the applicable accounting requirements included in Regulation S-X under the Act. The supporting schedules, the Selected Consolidated Financial and Other Data and the tables included in the Registration Statement, the preliminary prospectus and the Prospectus fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with the financial statements therein. No other financial statements or schedules are required by the Act or Regulation S-X to be included therein.

          (j) (A) The Company and the Subsidiary have good and marketable title to all properties and assets described in the Registration Statement, the preliminary prospectus and the Prospectus as being owned by them, free and clear of Liens, except, individually and in the aggregate, Liens for taxes not yet due and payable, (B) the Contracts (as defined below) to which the Company or the Subsidiary are a party are valid and binding agreements, enforceable against the Company or the Subsidiary, as applicable, in accordance with their terms, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements, (C) the Company and the Subsidiary have valid and enforceable leases for the properties leased by them, and the Company and the Subsidiary enjoy peaceful and undisturbed possession under all such leases, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Registration Statement, the preliminary prospectus and the Prospectus, and (D) the Company and the Subsidiary, own, lease or otherwise have rights to use all such properties and assets as are important to their respective operations as now conducted and as proposed to be conducted.

          (k) The Company and the Subsidiary have all requisite power and authority (corporate and other), and all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all state, United States, foreign and other governmental and regulatory agencies, bodies and authorities ("Permits") that are material to the conduct of the business of the Company and the Subsidiary as such business is currently conducted, all of which are valid and in full force and effect (and there is no proceeding pending or, to the best knowledge of the Company, threatened which may cause any such Permit to be withdrawn, canceled, suspended or not renewed). The Company and the Subsidiary are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to such Permits. No event has occurred which allows or would allow revocation or termination thereof or result in any material impairment of the rights of the holder of any such Permit. The Company reasonably believes that it will be able to obtain such Permits that are material to the conduct of the business of the Company and the Subsidiary as such business is proposed to be conducted as described in the Registration Statement, the preliminary prospectus and the Prospectus.

          (l) The Company and the Subsidiary are not (i) in violation of their respective certificates of incorporation, as amended, or bylaws, as amended, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, franchise, joint venture, deed of trust, bond, note, lease, Permit or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which any of the property or assets of the Company or the Subsidiary may be bound (each a "Contract"), or (iii) in violation of any law, order, rule or regulation or writ, injunction or decree of any court or governmental agency, body or authority. No other party to any material Contract to which the Company or the Subsidiary is a party is in default in any respect thereunder.

          (m) Except as otherwise set forth in the Registration Statement, the preliminary prospectus and the Prospectus, the Company and the Subsidiary own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, inventions, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, unpatented and/or unpatentable proprietary or confidential information, systems or procedures and material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their business as currently conducted and as proposed to be conducted. The Company reasonably believes that the Company and the Subsidiary will be able to own or possess adequate licenses or other rights to use all

     Intellectual Property necessary to the conduct of their business as proposed to be conducted as described in the Registration Statement, the preliminary prospectus and the Prospectus. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of such Intellectual Property. The Registration Statement, the preliminary prospectus and the Prospectus fairly and accurately describe the Company's rights with respect to all such Intellectual Property. The Company is not aware of any claim to the contrary and neither the Company nor the Subsidiary have received any written notice of infringement or of conflict with asserted rights or claims of others with respect to any Intellectual Property. Specifically, and without limitation, the Company is the sole owner of patent applications filed in Canada, Europe, Mexico, Australia, and New Zealand (collectively, "Patent Applications"); the Company is a joint owner and exclusive licensee of U.S. Patent No. 5,010,399, U.S. Patent No. 5,844,596, nine (9) pending U.S. applications, a Canadian patent, a European patent, a Korean patent, and a pending PCT application (collectively, "Patent Rights"), subject only a non-exclusive license of Terk Technologies, Inc. ("Terk") to use the Patent Rights for single family residential units, bars, restaurants, coffee shops and other business establishments earning at least ninety percent of their revenues from the sale of food and beverages consumed on premises; rights that Terk has in the Patent Rights will not have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or adversely affect the ability of the Company to perform its obligations hereunder or be otherwise material in the context of the sale of the Shares; the Company had the requisite power and authority to enter into the Agreement for Cooperative Use of Communication Patents ("Inline License Agreement") with Inline, Inc. ("Inline") and to exercise the options available to the Company under the Inline License Agreement; the Company has the right to use of the Patent Rights worldwide, with the exception of Israel.

          (n) Except for the terms of the Inline License Agreement and a Settlement Agreement signed on January 24, 1999, there are no outstanding licenses or other agreements that relate to or restrict the Company's use of the Patent Rights.

          (o) With regard to the Inline Patent Rights, the Company has no knowledge of unpaid maintenance fees, patents that have lapsed, or abandonment of applications, and knows of no reason why any patent applications should not be allowed. The Company has no knowledge of claims, actions, or proceedings, pending or threatened, challenging the validity of any of the claims in any of the Patent Rights. The commercial embodiments of "Overvoice" as currently marketed and as proposed to be marketed are covered by the Patent Rights.

          (p) The Company has no knowledge of the existence of patents or patent applications owned by third parties that may have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or adversely affect the ability of the Company to perform its obligations hereunder or be otherwise material in the context of the sale of the Shares.

          (q) The Company is the sole and exclusive owner of all right, title and interest in the United States registered trademarks and service marks CAIS, CAPITAL AREA INTERNET SERVICE, CAIS INTERNET & design, INTERNET SERVICE FOR THE 21ST CENTURY, OVERVOICE, THE WAIT IS OVER, and WHERE THE CLUEFUL CONNECT (collectively, "Registered Marks"). The Company has applied for United States trademarks and service marks for CAIS INTERNET, LANJACK, and DESKJACK (collectively, "Applied Marks").

          (r) The Company has not allowed any Applied Marks or Registered Marks to be abandoned, canceled, or to lapse. The Company has no knowledge of claims, actions, or proceedings, pending or threatened, challenging the validity of any of the Registered Marks or the registration of any Applied Marks.

          (s) The Company has no knowledge of the existence of trademarks or service marks, or trademark or service mark applications, owned by third parties that may have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or adversely affect the ability of the Company to perform its obligations hereunder or otherwise be material in the context of the sale of the Shares.

          (t) The Company has registered with Network Solutions, Inc. the Internet domain names "OVERVOICE.NET" and "OVERVOICE.ORG", and has administrative control over "OVERVOICE.COM". The Company has no knowledge of a registered trademark held by a third party that may be used to prevent the Company from using this domain name.

          (u) The Company has taken all economically reasonable steps to secure, protect, and maintain Registered Marks, Applied Marks, and the "OVERVOICE.NET" and "OVERVOICE.ORG" Internet domain names.

          (v) The Company and the Subsidiary have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all tax returns, reports and other information required to be filed by it, and each such tax return, report or other information was, when filed, accurate and complete; and, except as described in the Registration Statement, the preliminary prospectus and the Prospectus, the Company and the Subsidiary have duly paid, or has made adequate provision in the financial statements for, all taxes required to be paid by it and any other assessment, fine or penalty levied against it; and no tax deficiency has been or to the best of the Company's knowledge, might be asserted against the Company or the Subsidiary.

          (w) The Company and the Subsidiary maintain insurance of the types and in the amounts adequate for their business as presently conducted and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (x) Neither the Company nor the Subsidiary is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent.

          (y) The Company and the Subsidiary (i) are in compliance with any and all applicable United States, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental bodies and authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their businesses as currently conducted, and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's or the Subsidiary's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          (z) Neither the Company nor the Subsidiary has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or the Subsidiary's properties or former properties. No Hazardous Materials have been treated or disposed of on any of the Company's or the Subsidiary's properties or on properties formerly owned or leased by the Company or the Subsidiary during the time of such ownership or lease, except in compliance with Environmental Laws.

          (aa) No payments or inducements have been made or given, directly or indirectly, to any federal or local officials in any jurisdiction by the Company or the Subsidiary, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, Contract, Permit, license, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or the Subsidiary, except for such payments or inducements as were lawful under applicable written laws, rules and regulations. Neither the Company nor the Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or the Subsidiary.

          (bb) Neither the Company nor the Subsidiary has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of
     Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company and the Subsidiary make or ever have made a contribution and in which any employee of the Company and Subsidiary are or have ever been a participant. With respect to such plans, the Company and the Subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

          (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are appropriately recorded to permit preparation of financial statements that are in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) assets are properly accounted for and safeguarded against loss from unauthorized use. The Company has not received a "material deficiency" letter from its independent public accountants in connection with their audit of the Company's financial statements included in the Registration Statement.

          (dd) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of the officers, directors or shareholders of the Company or the Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus.

          (ee) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of this Agreement nor the compliance by the Company with all the provisions hereof nor the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both, would constitute a default), under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or the Subsidiary, nor (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, any Contract or Permit, nor

     (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or the Subsidiary or any judgment, decree or order applicable to the Company or the Subsidiary of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets. No consent, approval, registration, authorization, filing, qualification, Permit or order of or with any court or supervisory, regulatory, administrative or governmental agency, body or authority, arbitrator or others (including securityholders) is required in connection with the execution and delivery of this Agreement, the issuance, sale or delivery of the Shares to be issued, sold and delivered by the Company hereunder, or the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, except the registration under the Act of the Shares and such consents, approvals, authorizations, Permits, registrations, filings or qualifications as may be required under the state securities or "blue sky" laws in connection with the offer, purchase and distribution of the Shares by the Underwriters.

          (ff) The Company has full power and authority (corporate and other) to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (gg) The Company is not now, and as a result of the offer and sale of the Securities in the manner contemplated in this Agreement, the Registration Statement, the preliminary prospectus and the Prospectus and the application of the net proceeds of such sale as described in the Registration Statement, the preliminary prospectus and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

          (hh) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the discount contemplated hereby.

          (ii) Neither of the Company nor the Subsidiary or to the Company's knowledge, any of its or their officers, directors or affiliates (as defined under the Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (jj) The Company has not distributed and will not distribute prior to the later of (A) the Closing Date and (B) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

          (kk) Other than as described in the Registration Statement, the preliminary prospectus and the Prospectus, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by any political subdivision or taxing authority by virtue of the execution, delivery, performance or enforcement, or to ensure the legality, validity or admissibility into evidence, of this Agreement and neither is it necessary that the Shares be submitted to, or filed or recorded with, any court or other authority to ensure such legality, validity, enforceability or admissibility into evidence.

          (ll) All necessary actions, authorizations, conditions and things required to be taken, given, fulfilled and done by the Company and the Subsidiary on or prior to the date of this Agreement, have been, or on the Closing Date, will have been taken, given, fulfilled and done in connection with (i) the issue of the Prospectus; (ii) the execution and delivery of this Agreement; (iii) the execution, delivery and issuance of the Shares,
     (iv) the compliance with all provisions of the Shares and this Agreement to be performed or complied with by such date.

          (mm) Each of the Company and the Subsidiary has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer
                      -----------------
     applications used by the Company or the Subsidiary (or suppliers, vendors and customers thereof) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and

     (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each of the Company and the Subsidiary believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be able on or prior to August 31, 1999 to perform date-sensitive functions for all dates before and after December 31, 1999.

          (nn) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (oo) The Company has taken such action as is necessary to have the Shares authorized for trading on the Nasdaq National Market System.

          (pp) Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of the Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations.

          2.  Purchase, Sale and Delivery of the Shares.
              -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $____________, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus an additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by certified or official bank check or checks drawn in federal funds or similar same day funds payable to the order of the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 900,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised from time to time and at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than
--------  -------
the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by certified or official bank check or checks drawn in federal funds or similar same day funds, payable to the order of the Company as noted above, at the offices or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters

          3.  Offering.  It is understood that the several Underwriters propose
              --------
to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4.  Covenants of the Company.  The Company covenants and agrees with
              ------------------------
the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

               The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commision of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonable object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) As soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date or the effective date of the Registration Statement occurs, the Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement; and will, during the period of five years from the date of the Prospectus, make generally available (within the meaning of Section 11(a) of the Act) to its security holders as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of financial condition, operations, cash flows and changes in stockholders' equity of the Company, certified by the Company's independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration

     Statement), consolidated summary financial information of the Company for such quarter in reasonable detail.

          (d) The Company will furnish without charge to you and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto), and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as you may reasonably request. The Company will furnish or cause to be furnished to you copies of all reports on Form SR as may be required by Rule 463 under the Act.

          (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect for so long as required for the distribution of the Shares, provided, however, that in no event shall the
                                 --------  -------
     Company be required to qualify to do business in any such jurisdiction in which it is not already qualified or to file a general consent to service of process in any jurisdiction. The Company will cooperate with you and counsel for the Underwriters in connection with the filings required to be made by you with the NASD and will pay the fee of the NASD in connection with its review of the offering of the Shares and will use its best efforts to cause the Shares to be quoted on the Nasdaq National Market System.

          (f) During the period of five years from the effective date of the Registration Statement, the Company will promptly furnish to you and, upon request, to each of the several Underwriters, without charge, copies, in such quantities as you or the Underwriters may reasonably request from time to time, of (i) all reports or other communications (financial or other) furnished generally by the Company to its securityholders, and (ii) reports furnished to or filed by the Company with the Commission or any other supervisory, regulatory, administrative or governmental agency, body or authority whether pursuant to the Exchange Act or otherwise or any national securities exchange or system on which any class of securities of the Company is listed or quoted.

               (g) For a period of 180 days from the date of the Prospectus, without your prior written consent, each of the Company and its executive officers, directors and stockholders shall not, directly or indirectly:
     (1) issue, offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or represent the right to receive, Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or any of the foregoing or register for sale any of the foregoing or any outstanding shares of Common Stock except that the Company may grant options and issue and sell Common Stock pursuant to the Company's employee stock plan and dividend reinvestment plan; or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. In addition, during such period, the Company and the Subsidiary also agree not to file any registration statement (other than a Form S-8 registration statement filed in connection with shares of Common Stock received under a Company employee stock plan, stock ownership plan, employment agreement or dividend reinvestment plan) with respect to, and each of the executive officers, directors and stockholders of the Company and the Subsidiary has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without your prior written consent.

          (h) During the period when the delivery of a prospectus by an Underwriter or dealer may be required by the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, the Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

          (i) The Company will conduct its business in compliance in all material respects with all applicable laws, rules, regulations, decisions, directives and orders. The Company will do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or settlement date, as applicable, and to comply or cause to be satisfied, to the extent such are within their control, the conditions precedent to the several obligations of the Underwriters specified in Section 8 hereof.

          (j) Neither the Company nor any of its affiliates (as defined in Regulation D under the Act), will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to cause, result in, or constitute under the Exchange Act, or otherwise, stabilization or manipulation of the price of the shares of Common Stock of the Company to facilitate the offering and distribution of the Securities or any other action prohibited by Regulation M under the Exchange Act.

          (k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

          (l) The Company shall take all economically reasonable steps to enforce the Patent Rights and all other Intellectual Property against potential infringers.

          (m) The Company shall cause to be prepared and delivered, at its expense, within one business day from the date hereof to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares . As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the "Prospectus Delivery Period"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to you, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the effective date of the Registration Statement an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

          5.  Payment of Expenses.  (a) Whether or not the transactions
              -------------------
contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation by the Company, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, the fees and expenses of the Company's counsel and accountants), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement and Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memorandum, Master Agreements Among Underwriters and Master Selling Agreements, and all other documents relating to the public offering of the Shares (including those documents supplied to the Underwriters in quantities as hereinabove stated) and furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the quotation of the Shares on the Nasdaq National Market, (v) any filings required to be made with the NASD and with the Nasdaq National Market, and the fees, disbursements and other charges of the Underwriters' counsel in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(e), including the fees, disbursements and other charges of the Underwriters' counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon and (viii) the transfer agent or registrar for the Shares.

          (b) If this Agreement shall be terminated by the Company or if for any reason the Company shall fail to perform its obligations hereunder or if any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, the Company will reimburse the Representative for all out-of-pocket expenses (including the fees, disbursements and other charges of the Underwriters' counsel) incurred by them in connection herewith.

          6.  Indemnification.  (a)  The Company agrees to indemnify and hold
              ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any
                --------  -------
such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the

Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or
         --------  -------
responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the first and thirteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing relating to an Underwriter by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however,
                                                          --------  -------
that such consent was not unreasonably withheld.

          7.  Contribution.  In order to provide for contribution in
              ------------
circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided that such consent was not unreasonably withheld.

          8.  Conditions to Obligation of the Underwriters.  The several
              --------------------------------------------
obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Closing Date and any Additional Closing Date pursuant to
Section 2 hereof, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' counsel pursuant to this Section 8 of any misstatement or omission, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time on the date of this Agreement, and if pricing pursuant to a pricing amendment, 12:00 P.M., New York time on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission; no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction; any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and to your reasonable satisfaction; after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not reasonably object thereto; the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (b) The Company shall have furnished to you the opinion of Swidler Berlin Shereff Friedman, LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Chadbourne & Parke LLP, Underwriters' counsel, to the effect that:

                (i) Each of the Company and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or proposes to engage in as described in the Registration Statement, the preliminary prospectus and the Prospectus. Each of the Company and the Subsidiary is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction set forth on Exhibit A hereto, which, to such counsel's knowledge, are the only jurisdictions where the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to so register or qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiary taken as a whole. To such counsel's knowledge, except as set forth in the Registration Statement, the preliminary prospectus and the Prospectus, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have an equity interest in any firm, partnership, association, joint venture or other entity, other than the Subsidiary.

                (ii) All the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of statutory or to such counsel's knowledge, other preemptive rights, and, to our knowledge except as otherwise set forth in the Registration Statement, the preliminary prospectus and the Prospectus, all outstanding shares of capital stock of the Subsidiary are directly owned by the Company, free and clear of any Liens, shareholders' agreements, voting trusts or defects of title.

                (iii) The Company's authorized equity capitalization is as set forth in the Registration Statement, the preliminary prospectus and the Prospectus; the Common Stock, the Firm Shares, the Additional Shares and all others shares of capital stock of the Company conform, in all material respects, to the description thereof contained in the Registration Statement, the preliminary prospectus and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold to the Underwriters pursuant to the Underwriting

          Agreement have been duly authorized, and when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued and fully paid and nonassessable, and delivered to the Underwriters free and clear of all Liens and will not have been issued in violation of or subject to any statutory or to such counsel's knowledge, any other preemptive rights. The certificates for the Shares are in valid and sufficient form. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive, co-sale, registration, right of first refusal or other rights in respect of the Shares. Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, to such counsel's knowledge, (1) there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or the Subsidiary or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or the Subsidiary or any such convertible or exchangeable securities or instruments or any such rights, warrants or options and (2) no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated by the Underwriting Agreement.

                (iv) To the knowledge of such counsel, there is (A) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending, threatened or contemplated, as to which the Company or the Subsidiary will be, a party or as to which the business, assets or property of the Company or the Subsidiary is or will be, subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (C) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or the Subsidiary is or will be subject or affecting the business, assets or property of the Company or the Subsidiary, in each case that is of a character required to be disclosed in the Registration Statement, the preliminary prospectus or the Prospectus which has not been properly disclosed therein or that might, in the case of clauses (A),
          (B) and (C), individually or in the aggregate, result in a Material Adverse Effect on the Company and the Subsidiary taken as a whole, or be otherwise material in the context of the sale of the Shares. To such counsel's knowledge, there are no legal or administrative proceedings, actions, suits, investigations pending or threatened, or statutes, or franchises, Contracts, Permits or other documents concerning the Company or the Subsidiary, of a character that would be required to be described in or filed as an exhibit to a registration statement on Form S-1 under the Act that are not described in the Registration Statement, the preliminary prospectus and the Prospectus or so filed as required. The statements in the Registration Statement, the preliminary prospectus and the Prospectus relating to pending litigation or actions taken by the courts or taken or requested by regulatory bodies fairly summarize, in all material respects, the matters referred to therein.

                (v) The Registration Statement has become effective under the Act; all filings required by Rule 424(b) of the Regulations have been made in the manner and within the time period required by Rule 424(b). To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened. The Registration Statement, the preliminary prospectus and the Prospectus and each supplement thereto comply as to form in all material respects with the applicable requirements of the Act and the Regulations.

                (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affecting rights of creditors and other obligees in general or by general principles of equity and except that rights to indemnification may be limited by public policy considerations.

                (vii) The Company and the Subsidiary have all requisite corporate power and authority, and all Permits that are material to the conduct of the business of the Company and the Subsidiary as such business is currently conducted as described in the

          Registration Statement, the preliminary prospectus or the Prospectus. To the knowledge of such counsel, (a) the Company and the Subsidiary are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to such Permits, other than those obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiary taken as a whole and (b) no event has occurred which allows or would allow revocation or, termination thereof or result in any material impairment of the rights of the holder of any such Permit.

                (viii) To the knowledge of such counsel, the Company and the Subsidiary are not (i) in violation of their respective certificates of incorporation, as amended, or bylaws, as amended or (ii) in breach or default (or an event has occurred that with notice or the lapse of time or both would constitute a default) in the performance or observance of any Contract or Permit or in violation of any law, order, rule, regulation or writ, injunction or decree of any court or governmental agency, body or authority, except in the case of this clause (ii) for such breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or be otherwise material in the context of the sale of the Shares.

                (ix) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of the Underwriting Agreement nor the compliance by the Company with all the provisions thereof nor the consummation of the transactions contemplated thereby, (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default (or an event that with notice or the lapse of time or both would constitute a default) under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or the Subsidiary, nor (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, any Contract or Permit, nor (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or the

          Subsidiary or any judgment, decree or order known to such counsel and applicable to the Company or the Subsidiary of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Subsidiary or any of their property or assets, the default under or the breach or violation of which, in the case of clauses (ii) and
          (iii) above, individually or in the aggregate, could have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or an adverse effect on the issuance and sale of the Shares.

                (x) To the knowledge of such counsel, (a) the Company and the Subsidiary have conducted and are conducting their businesses in compliance in all material respects with all applicable laws, rules or regulations and all decisions, directives and orders to which the Company and the Subsidiary is a party or by which, to such counsel's knowledge, any of them or their property is bound or affected, the failure to comply with, individually or in the aggregate, could have a Material Adverse Effect on the Company and the Subsidiary taken as a whole or an adverse effect on the issuance or sale of the Shares, and
          (b) are not subject to any directive or order from any agency, body, authority, court or arbitrator or competent jurisdiction to make any material change in the method of conducting their businesses.

                (xi) The descriptions in the Registration Statement, the preliminary prospectus and the Prospectus which purport to summarize the provisions of statutes, regulations, contracts and other documents are accurate summaries in all material respects and such descriptions fully and fairly present in all material respects the information shown. To the knowledge of such counsel, there is no law, statute, regulation, contract or other document applicable to the Company or the Subsidiary of a character required to be described in the Registration Statement, the preliminary prospectus or the Prospectus or required to be filed as an exhibit to the Registration Statement which is not described or filed as required. The descriptions in the Registration Statement, the preliminary prospectus and the Prospectus that concern matters of law or legal conclusions that have been prepared or reviewed by such counsel are in all material respects accurate and fully and fairly summarize the matters therein described.

                  (xii) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in the Underwriting Agreement, the Registration Statement, the preliminary prospectus and the Prospectus and the application of the net proceeds of such sale as described in the Registration Statement, the preliminary prospectus and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number or type of holders of the Company's securities.

                (xiii) No consent, approval, authorization, filing, qualification, Permit or order of any court or governmental agency or body is required for the Company's execution, delivery and performance of the Underwriting Agreement or the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

                (xiv) The Shares to be sold under the Underwriting Agreement to the Underwriters are duly authorized for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

                (xv) The securities of the Company issued or sold within the period of one year prior to the date of the Underwriting Agreement were issued and sold in compliance with the registration requirements of the Act and the Regulations.

                (xvi) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration

          Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and Virginia, the District of Columbia, or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiary, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (c) The Company shall have furnished to the Underwriters the opinions of Jacobson, Price, Holman & Stern, Intellectual Property counsel for the Company, and Fish & Richardson, P.C., Intellectual Property counsel for Inline Connection corporation, each dated the Closing Date, in form and substance satisfactory to Chadbourne & Parke LLP, counsel to the Underwriters.

          (d) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' counsel. The Underwriters shall have received from Chadbourne & Parke, LLP, Underwriters' counsel, a favorable opinion, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company and the Subsidiary shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date (and the Additional Closing Date, if applicable) you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section has been satisfied, (ii) as of the date hereof and as of the Closing Date (and the Additional Closing Date, if applicable) the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date (and the Additional Closing Date, if applicable) the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiary have not sustained any material loss or interference with their respective business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, management, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Subsidiary taken as a whole, except in each case as described in or contemplated by the preliminary prospectus and the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date (and the Additional Closing Date, if applicable), Arthur Andersen, LLP shall have furnished to you a letter or letters, dated respectively as of the time this Agreement is executed and as of the Closing Date, in form and substance satisfactory to you to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and Regulation S-X, stating that the answer to item 10 of the Registration Statement is correct as it relates to them and that:

                (i) in their opinion the audited consolidated financial statements, the audited consolidated financial statement schedule and the audited financial statements of Capital Area Internet Service, Inc. included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiary; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and the board of directors of the Company and the Subsidiary; and inquiries of certain officials of the Company and the Subsidiary who have responsibility for financial and accounting matters of the Company and the Subsidiary as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) at April ____, 1999, there was any change in the capital stock, increase in long-term debt, decrease in consolidated net current assets, or an increase greater than $15,500,000 in total stockholders' deficit of the consolidated companies as compared with amounts shown in the December 31, 1998, audited consolidated balance sheet included in the Registration Statement and the Prospectus, or

                    (2) for the period from January 1, 1999, to April ___, 1999, there were, as compared to the corresponding period in the preceding year, any decreases in consolidated net revenues or increases in the total amount of loss from continuing operations in excess of $4,000,000 and total net loss in excess of $5,000,000, except in all instances for changes, increases, or decreases that the Registration Statement and the Prospectus discloses have occurred or may occur.

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiary) set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of such letter, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                (iv) they have performed an SSAE 8 examination of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Registration Statement and the Prospectus and have determined that:

                    (1) the presentation includes, in all material respects, the required elements of the applicable rules and regulations under the Act;

                    (2) the historical financial amounts have been accurately derived in all material respects from the Company's audited financial statements; and

                    (3) the underlying information, determinations, estimates and assumptions of the Company provide a reasonable basis for the disclosures contained therein.

          In the event that the letters to be delivered referred to above set forth notes any changes, decreases or increases in the financial information included in the Registration Statement and the Prospectus, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with the Accountants, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

          (g) Subsequent to the date this Agreement is executed or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the Subsidiary the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, prospects, properties, management, key personnel, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus (or, in the case of a prospective change, other than as contemplated by the Registration Statement and the Prospectus), and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other casualty or calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your judgment any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities at the public offering price.

          (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect on the Company and the Subsidiary taken as a whole.

          (j) At the time of execution of this Agreement, the Company shall have furnished to you a letter addressed to you from each officer and director of the Company and each shareholder or other person heretofore designated by you, in which each such person agrees not to (1) offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or represent the right to receive, Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or register for sale any outstanding shares of Common Stock; or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise for a period of 180 days following the time of execution of this Agreement without your prior written consent, other than shares of Common Stock disposed of as bona fide gifts.

          (k) The Securities shall be qualified for sale in such states as you shall have requested, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Additional Closing Date, if applicable.

          (l) The Shares shall have been authorized for quotation on the Nasdaq National Market upon official notice of issuance.

          (m) You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in your judgment, is material, or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or omission of such statement of fact.

          (n) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have requested as to the accuracy and completeness at the Closing Date and the Additional Closing Date, if applicable, of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Additional Closing Date, if applicable, of the representations, warranties and covenants of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

          (o) Prior to the Closing Date and the Additional Closing Date, if applicable, the Company shall have furnished to the Underwriters such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          9.  Default by an Underwriter.
              -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the

     Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 6(a) and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          10.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 6, 7 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

          (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 6 and 7 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or NASDAQ National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the NASDAQ National Market by the New York or American Stock Exchanges, by NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or
     (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12.  Notices.  Any notice or notification in any form to be given
               -------
hereunder shall be in writing and shall be delivered in person or sent by telephone or facsimile transmission (but in the case of a notification by telephone, with subsequent confirmation by letter or facsimile transmission).


          Any notice or notification to you shall be addressed to:


                Bear, Stearns & Co. Inc.
                245 Park Avenue
                New York, New York  10167

                Attention:

          Any notice or notification to the Company shall be addressed to the Company at:


                CAIS Internet Inc.
                1255 22 Street N.W.
                Washington, D.C.  20037

                Attention:  Vice President General Counsel

          Any notice or notification shall (subject to confirmation when required) take effect at the time of receipt.

          13.  Parties.  This Agreement shall insure solely to the benefit of,
               -------
and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14.  Miscellaneous.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of New York. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument. The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. Time shall be of the essence of this Agreement.

          If any provision or portion of any provision of the Agreement, or the application of any such provision or any portion thereof to any party or circumstances, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision and the remaining provisions of this agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to any parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such remaining portion of such provision and the remaining provisions of this Agreement shall continue to be valid and in full force and effect.

          If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

          This Agreement may be signed in counterparts which together shall constitute one and the same instrument.

                              Very truly yours,

                              CAIS INTERNET, INC.

                              By:  ___________________________________
                              Name:  Ulysses G. Auger, II
                              Title:  President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.

By:  _____________________________________________,


On behalf of themselves and the other
Underwriters named in Schedule I hereto

                                   SCHEDULE I


Name of Underwriter                     Number of Shares
-------------------                     ----------------

Bear, Stearns & Co. Inc.

Volpe Brown Whelan & Company, LLC

First Union Capital Markets Corp.

Friedman, Billings, Ramsey & Co., Inc.

Wit Capital Corporation
 As e-Manager


Total: